UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2019, The Hain Celestial Group, Inc. (the “Company”) eliminated the position of Chief Executive Officer, Hain Celestial North America. Accordingly, Gary Tickle, the Company’s current Chief Executive Officer, Hain Celestial North America, will leave the Company, effective January 16, 2019. Subject to his execution of a separation agreement, including a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants, Mr. Tickle will be entitled to receive severance payments and health and welfare benefits consistent with the terms of his offer of employment and his outstanding award agreements, pursuant to which Mr. Tickle’s departure will be treated as a termination without cause. A copy of Mr. Tickle’s employment letter was attached as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 13, 2017.

The Company issued a press release on January 7, 2019 announcing Mr. Tickle’s departure.  A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated January 7, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated January 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: January 7, 2019

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President & General Counsel, Chief Compliance Officer